Exhibit 4.10A

INDENTURE

DATED AS OF OCTOBER 29, 1999

RESIGNATION AS TRUSTEE

Whereas, the undersigned was named the initial Indenture Trustee under the Indenture, dated as of October 29, 1999 (the “Indenture”) between the American Equity Investment Life Holding Company, (the “Company”) and the undersigned, (the “Resigning Trustee”); and

Whereas, the undersigned has served as the Indenture Trustee from October 29, 1999 to the present; and

Whereas, subparagraph (b) of Section 610 of the Indenture permits the Trustee to resign as follows:

“(b) The Trustee may resign at any time by giving written notice thereof to the Company”; and

Whereas, the undersigned now wishes to resign as Trustee.

Now Therefore, pursuant to subparagraph (b) of Section 610 of the Indenture, the undersigned, WEST DES MOINES STATE BANK, hereby resigns as Trustee, effective upon the appointment of a Successor Trustee and acceptance by written instrument executed by such Successor Trustee and delivery to the Company and the Resigning Trustee.

WEST DES MOINES STATE BANK

By:	/s/ Carol T. Stone
Name: Carol T. Stone
Title: Senior Trust Officer

Dated:	February 8, 2006

INDENTURE

DATED AS OF OCTOBER 29, 1999

CHANGE OF PAYING AGENT AND REGISTRAR

Whereas, under the Indenture, dated as of October 29, 1999 (the “Indenture”) between the American Equity Investment Life Holding Company, (the “Company”) and West Des Moines State Bank (the “Indenture Trustee”), the Indenture Trustee initially acted as the Paying Agent and the Registrar; and

Whereas, the Indenture Trustee has served as the Paying Agent and the Registrar from October 29, 1999 to the present; and

Whereas, Section 313 of the Indenture permits the Company to change any Paying Agent or Registrar as follows:

“Section 313. Paying Agent and Registrar.  The Trustee will initially act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-registrar without prior notice.  The Company or any of its Affiliates may act in any such capacity.”; and

Whereas, the Company now wishes to appoint itself as Paying Agent and Registrar.

Now Therefore, pursuant to Section 313 of the Indenture, the Company hereby appoints itself and hereby accepts such appointment as Paying Agent and Registrar, effective upon the date hereof.

AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By:	/s/ Ted M. Johnson
Name: Ted M. Johnson
Title: Vice President - Accounting

Dated:	February , 2006

INDENTURE

DATED AS OF OCTOBER 29, 1999

ACCEPTANCE OF APPOINTMENT AS TRUSTEE

Whereas, the West Des Moines State Bank has resigned as Indenture Trustee (the “Resigning Trustee”) pursuant to the Indenture, dated as of October 29, 1999 (the “Indenture”) between the American Equity Investment Life Holding Company, (the “Company”) and West Des Moines State Bank, as Indenture Trustee.

Whereas, the Company wishes to appoint the undersigned as Successor Trustee; and

Whereas, Section 611 of the Indenture requires the Successor Trustee to accept an appointment as follows:

“Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee;” and

Whereas, the undersigned now wishes to accept the appointment as Successor Trustee.

Now Therefore, pursuant to Section 611 of the Indenture, the undersigned, WILMINGTON TRUST COMPANY, hereby accepts the appointment as Successor Trustee, effective upon delivery of this instrument to the Company and to the Resigning Trustee.

WILMINGTON TRUST COMPANY

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Financial Services Officer

Dated:	September 12, 2006

TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT

DATED AS OF OCTOBER 29, 1999

RESIGNATION AS PREFERRED GUARANTEE TRUSTEE

Whereas, the undersigned was named the initial Preferred Guarantee Trustee under the Trust Preferred Securities Guarantee Agreement, dated as of October 29, 1999 (the “Guarantee Agreement”) between the American Equity Investment Life Holding Company, (the “Guarantor”) and the undersigned, (the “Resigning Preferred Guarantee Trustee”); and

Whereas, the undersigned has served as the Preferred Guarantee Trustee from October 29, 1999 to the present; and

Whereas, Section 4.2 of the Guarantee Agreement permits the Preferred Guarantee Trustee to resign as follows:

“(b)                           Subject to Section 4.2(c), the Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor.

(c)                                  The Preferred Guarantee Trustee shall hold office and shall not be removed in accordance with Section 4.2(a) or resign in accordance with Section 4.2(b) unless and until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and, in the case of a resignation in accordance with Section 4.2(b), the resigning Preferred Guarantee Trustee.”; and

Whereas, the undersigned now wishes to resign as Preferred Guarantee Trustee.

Now Therefore, pursuant to Section 4.2 of the Guarantee Agreement, the undersigned, WEST DES MOINES STATE BANK, hereby resigns as Preferred Guarantee Trustee, effective upon the appointment of a Successor Preferred Guarantee Trustee and acceptance by written instrument executed by such Successor Preferred Guarantee Trustee and delivery to the Guarantor and the Resigning Preferred Guarantee Trustee.

WEST DES MOINES STATE BANK

By:	/s/ Carol T. Stone
Name: Carol T. Stone
Title: Senior Trust Officer

Dated:	February 8, 2006

TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT

DATED AS OF OCTOBER 29, 1999

ACCEPTANCE OF APPOINTMENT AS PREFERRED GUARANTEE TRUSTEE

Whereas, the West Des Moines State Bank has resigned as Preferred Guarantee Trustee (the “Resigning Preferred Guarantee Trustee”) pursuant to the Trust Preferred Securities Guarantee Agreement, dated as of October 29, 1999 (the “Guarantee Agreement”) between the American Equity Investment Life Holding Company, (the “Guarantor”) and West Des Moines State Bank, as Preferred Guarantee Trustee.

Whereas, the Guarantor wishes to appoint the undersigned as Successor Preferred Guarantee Trustee; and

Whereas, Section 4.2(c) of the Guarantee Agreement requires the Successor Preferred Guarantee Trustee to accept an appointment as follows:

“(c)                            The Preferred Guarantee Trustee shall hold office and shall not be removed in accordance with Section 4.2(a) or resign in accordance with Section 4.2(b) unless and until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and, in the case of a resignation in accordance with Section 4.2(b), the resigning Preferred Guarantee Trustee.”; and

Whereas, the undersigned now wishes to accept the appointment as Successor Preferred Guarantee Trustee.

Now Therefore, pursuant to Section 4.2(c) of the Guarantee Agreement, the undersigned, WILMINGTON TRUST COMPANY, hereby accepts the appointment as Successor Preferred Guarantee Trustee, effective upon delivery of this instrument to the Guarantor and to the Resigning Preferred Guarantee Trustee.

WILMINGTON TRUST COMPANY

By:	/s/ Geoffrey J. Lewis
Name: Geoffrey J. Lewis
Title: Financial Services Officer

Dated:	September 12, 2006